EXHIBIT 10.14

COLLABORATION AGREEMENT

THIS COLLABORATIVE RESEARCH AGREEMENT (the "Agreement") is made effective as of December 8, 2011 (the "Effective Date"), by and between the Ontario Brain Institute ("OBI"), Behaviour Neurological Applications and Solutions ("Company"), and The Hospital for Sick Children ("Hospital"), located at 555 University Avenue, Toronto, Ontario, Canada.

WHEREAS OBI is a not-for-profit corporation located in Southern Ontario planning to undertake the development and commercialization of technology, as more fully described in this Agreement, in collaboration with other not-for-profit corporations, post-secondary institutions and private sector entities located in Southern Ontario;

WHEREAS the Southern Ontario Development Program (SODP) was created to support the Federal Economic Development Agency for Southern Ontario's ("FedDev") mandate to help make Canadians more productive and competitive in a knowledge-based economy, by supporting economic development, economic diversification, job creation, and sustainable, self-reliant communities in Southern Ontario;

WHEREAS the Technology Development Program is an initiative of the SODP with the aim of addressing the funding gap between business-driven research and development by encouraging greater collaboration and partnerships between private and public sectors located in Southern Ontario on innovative, game-changing technologies.

WHEREAS OBI has entered into a Contribution Agreement ("Contribution Agreement") with the Minister responsible for the Federal Economic Development Agency for Southern Ontario ("Minister") pursuant to which the Minister has agreed to provide a contribution to OBI for its eligible and supported costs of the Projects subject to the terms of this Agreement (as defined below);

WHEREAS the OBI has identified 14 projects at research institutes in partnership with the private sector, with potential to accelerate the commercial development of neurotechnology projects founded on Ontario's world-leading academic and clinical research;

WHEREAS FedDev will provide funding support to OBI to assist it in achieving its goals and executing the Project described in the Contribution Agreement dated 28 Mach 2012;

AND WHEREAS the Hospital and Company of this Project have submitted an application to OBI for funding support as part of The Development of the Ontario Neurotechnology Cluster FedDev application with the Project entitled: "Development of a software based treatment program for ADD/ADHD in children";

AND WHEREAS OBI, the Hospital and Company wish to set out in this Agreement their respective understandings, rights and obligations concerning the Financial Contribution from FedDev which will be disbursed through OBI;

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NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree to the following terms and conditions:

SECTION I - Definitions

1.1 "Confidential Information" shall mean (a) all information arising out of the Project and (b) all information disclosed by the Disclosing Party to the Receiving Party, whether disclosed orally or in written, graphic or electronic form. In particular, but without limitation, Confidential Information shall include, but not be limited to, the Disclosing Party's scientific, technical and business information such as patent applications, trade secrets, inventions, ideas, procedures, formulations, processes, formulas, data, business plans and strategies, business operations and systems, and information concerning existing and potential employees, customers, strategic partners and licensees. The term "Confidential Information" shall not, however, be deemed to include information that the Receiving Party can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, in the public domain; (ii) is known by the Receiving Party at the time of receiving such information, as evidenced by its records; (iii) is independently developed by or for the Receiving Party by employees or contractors who did not have access to the Confidential Information; or (iv) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure.

1.2 "Disclosing Party" means any party to this Agreement providing information to any other party to this Agreement.

1.3 "Inventor" shall mean an individual who qualifies as an inventor according to the definition of this term under U.S. patent law, and who is employed by Hospital or Company or who is contractually required to assign intellectual property to Hospital or Company.

1.4 "Project Intellectual Property" includes, without limitation, all designs, specifications, software, data, drawings, plans, reports, patterns, models, prototypes, demonstration units, practices, inventions, methods and related technology, processes or other information conceived, produced, developed or reduced to practice in carrying out the Project, and all rights therein, including, without limitation, patents, copyrights, industrial designs, trade-marks and any registrations or applications for the same and all other rights of intellectual property therein, including any rights which arise from the above items being treated as trade secrets or confidential information.

1.5 "Patent" shall mean any present or future patent or patent application in Canada or elsewhere, any pending patent applications, and any future patent covering the Project Intellectual Property or any part thereof.

1.6 "Receiving Party" shall mean a party receiving information from any other party to this Agreement.

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1.7 "Duration of the Contribution Agreement" is 12 months after the earlier of Project Completion date of 31 March 2014 or the completion of the project.

1.8 "Control Period" The parties agree that, for the purposes of this Agreement, the "Control Period" means the period of six (6) years following the Duration of the Agreement.

SECTION II - Collaborative Research: Term and Termination

2.1 The Hospital and Company shall each perform the tasks and activities allocated to the Hospital and Company in Appendix A. The parties acknowledge and agree that Dr. Russell Schachar (the "Investigator") shall have primary responsibility for overseeing the Hospital's role in the Project.

2.2 The Company shall devote the cash or in-kind resources to the Project as outlined in the budget included in Appendix A. The Company agrees that the Company Contribution shall be equal to at least fifty percent (50%) of all funding provided to the project through OBI from FedDev, on a combined basis.

2.3 OBI shall disburse the Financial Contribution to the Hospital according to the payment terms in the Contribution Agreement and according to the budget included in Appendix A, attached to this Agreement and as OBI receives funds from FedDev. None of the Financial Contribution funds are payable to the Company. The Company will be solely responsible for any cost overruns and funding shortfalls relating to the Project. The Hospital shall submit a Claim Statement (the form of which is attached as Exhibit B) to OBI to be reimbursed for cash expenses incurred, no less frequently than quarterly. Notwithstanding the foregoing, the Hospital may submit Claim Statements as frequently as monthly to allow for a timely reimbursement of cash expenses. The Attestation Form (attached as Exhibit C) must be used for labour expenses. The Company must attest and document that the Company's in-kind Contribution is greater than or equal to the Financial Contribution. As such, the Company is required to submit signed reports to the Hospital within 45 days after the end of each quarter, containing sufficient detail to permit the Hospital to prepare a financial Claim Statement.

2.4 The parties acknowledge and agree that according to Section 6.7 of the Contribution Agreement, if any interest is earned by the Hospital as a consequence of any advance payment of funds under the Contribution or if revenue is earned from all or part of the activities supported by the Contribution, FedDev may in its sole and absolute discretion reduce the Contribution by all or by such portion of the revenue (including the interest) as FedDev deems appropriate.

2.5 The term of this Agreement shall commence on the Effective Date and shall remain in effect until the expiration or termination of the Contribution Agreement, unless sooner terminated in accordance with Section 2.6 of this Agreement.

2.6 Any party may terminate this Agreement upon thirty (30) days advance notice in the event of default by another party, provided that the defaulting party may prevent termination by curing the default within such thirty (30) day period. For purposes of this Section, a party shall be in default if such party makes a misrepresentation, fails to comply with a term or condition of this Agreement, commits an act of bankruptcy, becomes insolvent, winds-up or is dissolved, ceases or substantially ceases to carry on its business, or sells all or substantially all of its assets. Notwithstanding anything to the contrary in this Agreement, the following sections shall survive termination of this Agreement: Section I, Section 2.2, 2.4, 2.5, 2.6, Section IV, Section VI, Section VII and Section VIII.

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SECTION III - Intellectual Property and Assets

3.1 The parties agree that all background intellectual property of a party and all intellectual property of a party that is created during the term of this Agreement that is not Project Intellectual Property remains the property of that party and the other party shall have no right or license to it, except as otherwise specifically set out herein.

3.2 All rights and title to Project Intellectual Property shall belong jointly to Hospital and Company. The Hospital and Company shall retain such ownership of Project Intellectual Property for the duration of the Contribution Agreement. Notwithstanding the applicable patent or other intellectual property laws in any jurisdiction, none of the parties may commercially exploit any Project Intellectual Property except as specifically provided for in Section 4.

3.3 Each party shall promptly notify the other party=of any Project Intellectual Property that is created during the term of this Agreement. Within 90 days of becoming aware of the creation of Project Intellectual Property, a party shall provide a written notice to the other party providing a detailed description of the Project Intellectual Property. The Company shall ensure that appropriate steps are taken to protect the Project Intellectual Property and shall, upon request, provide information to the Hospital, OBI, and FedDev in this regard.

Company may elect to file one or more Patents relating to such Project Intellectual Property, in which case Company shall promptly prepare, file, and prosecute such Patents in such jurisdictions as Company determines in the joint names of Hospital and Company. Company shall bear all costs incurred in connection with the preparation, filing, prosecution, and maintenance of such Patents. If Company does not elect to file one or more Patents within the Option Period (defined below), Hospital may elect to file one or more Patents relating to such Project Intellectual Property, in which case Hospital shall promptly prepare, file, and prosecute such Patents in such jurisdictions as Hospital determines in the joint names of Hospital and Company.

3.4 Company shall cooperate with Hospital to ensure that all Patents it files cover, to the best of Company's knowledge, all items of commercial interest and importance. While Company shall be responsible for making final decisions regarding the scope and content of those Patents and the prosecution thereof, Company shall keep Hospital informed of all material developments regarding those Patents, shall provide Hospital with copies of all Patents and related documents, and shall provide Hospital with a reasonable opportunity to comment on all material documents relating to the Patent process. Company shall promptly provide Hospital with copies of any issued Patents, as well as related serial numbers and filing dates.

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3.5 If any party intends to file a patent application on subject matter that is related in any way to the Project but does not constitute Project Intellectual Property covered by this Agreement, that party shall give notice to the other party, at least 30 days prior to filing its patent application, of the basic subject matter of the patent application, the claims being made in the patent application and the names of the inventors on the patent application.

3.6 In accordance with Section 14.1 of the Contribution Agreement, the Hospital shall retain title to, and ownership of any assets (excluding Project Intellectual Property), the cost of which has been contributed to by FedDev under the Contribution Agreement and shall not sell, assign, transfer, encumber, pledge, grant a security interest or otherwise dispose of same, without the prior written consent of FedDev. If such assets are jointly owned by the Hospital and Company as a result of the sharing of acquisition costs, this Section will apply only to the portion owned by Hospital.

3.7 In accordance with Section 14.2 of the Contribution Agreement, any assets (other than Project Intellectual Property) the cost of which has been contributed to by FedDev under the Contribution Agreement may be owned by the Hospital, provided that for the duration of the Contribution Agreement and the Control Period (as defined in the Contribution Agreement) the Hospital will not sell, assign, transfer, encumber, pledge, grant a security interest or otherwise dispose of such assets other than in a manner set out in Subsection 14.1 of the Contribution Agreement.

SECTION IV - Grant of Rights

4.1 Hospital hereby grants to Company the option to obtain (the "Option") an exclusive, world-wide, perpetual, royalty-bearing license to use or otherwise exploit Hospital's interest in Project Intellectual Property, subject to terms and conditions determined in accordance with this Section 4 under reasonable licensing terms. The option shall exist for a period of 12 months after written disclosure of the Project Intellectual Property (the "Option Period"). The Option may be exercised within the Option Period by Company delivering written notice to Hospital (the "Option Exercise Notice").

4.2 If Company exercises the Option, the parties shall negotiate in good faith to determine the specific terms and conditions on which the license shall be granted by Hospital to Company.

4.3 If Company obtains a license to Project Intellectual Property pursuant to this Agreement and reasonably requires the ability to use or otherwise exploit Hospital's intellectual property that is not also Project Intellectual Property, Hospital shall grant a license to use or otherwise exploit such intellectual property, if available, to the extent required for Company to use or otherwise exploit the Project Intellectual Property, and such license shall be negotiated to contain mutually acceptable terms, including but not limited to a term requiring the payment of consideration over and above the royalties applicable to the Project Intellectual Property.

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4.4 Notwithstanding the above, each party retains the following rights with regard to the Project Intellectual Property:

(a) Each party retains an internal-use license, strictly for research and educational purposes, to all Project Intellectual Property; and

(b) In the absence of the execution of an exclusive license of Hospital's interest in any Project Intellectual Property to Company, the parties will not sell, assign, transfer, license or exploit the Project Intellectual Property or their interests therein unless and until the parties have executed an agreement allocating between the Hospital and Company any revenue, remuneration, or consideration that may be derived from using, commercializing or otherwise exploiting Project Intellectual Property.

4.5 No exclusive and irrevocable license to the Project Intellectual Property will be granted and no sublicense will be granted except where the Hospital receives royalties directly or indirectly from the sublicense or whereby the licensee of an exclusive and irrevocable license has compensated the Hospital in a minimum amount of the Contribution.

SECTION V - Patent Infringement

5.1 If either Company or Hospital should learn of the infringement of any Patent, that party shall promptly notify the other party in writing of the existence of the infringement and shall provide as much detail about the nature of the infringement as is available to that party. Company, in cooperation with Hospital, shall use its best efforts to eliminate such infringement without litigation. If the efforts of the parties are not successful in eliminating the infringement within 30 days after the infringer has been formally notified of the infringement, either party to this Agreement shall have the right to:

(a) commence suit on its own account;

(b) join with the other party in such suit;

(c) join with any licensee(s) in such suit; or

(d) refuse to participate in such suit by giving written notice to the other party within 30 days or notice by such other party of its intention to commence suit.

Company may permit its licensee(s) to bring suit on its own account and participate in such suit with such licensee(s), but only if Company and Hospital elect not to commence separately or join each other in any suit, other than as a nominal party plaintiff, either by formal notice or by failure to act within the above referenced 30 days for giving written notice.

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5.2 The expenses for any legal action instituted under Section 5.1 shall be paid for by the party or parties filing the litigation. If either party elects not to join the litigation, that party shall not have to pay any related legal expenses, and that party shall not be entitled to any proceeds from the litigation. If, however, the parties jointly file the litigation (or one party joins the litigation after the other party has filed it), the parties shall agree to an allocation of litigation expenses and proceeds within 90 days of joining together in the litigation.

5.3 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder at the expense of the party on account of whom suit is brought if brought solely for one party's account. The party bringing suit shall control such litigation (including the settlement thereof), except that Company shall control the suit if brought jointly. Hospital may be represented at its expense by counsel of its choice in any suit brought solely by Company or its licensee(s).

SECTION VI -Confidential Information

6.1 Each Receiving Party agrees, during the term of this Agreement and for five years after this Agreement is terminated:

(a) to hold Confidential Information in confidence and to take reasonable precautions to protect the same (including, without limitation, all precautions such party employs with respect to its own confidential information);

(b) not to divulge any such Confidential Information to any third party (except consultants approved in writing by the Disclosing Party, provided that such consultants agree to be bound by confidentiality provisions at least as restrictive as those contained in this Section VI);

(c) not to make any use whatsoever at any time of such Confidential Information except for the purpose of performing the party's obligations under this Agreement;

(d) not to use any such Confidential Information as the basis for beginning any new research and development programs; and

(e) not to copy or reverse engineer any such Confidential Information.

6.2 Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be prohibited if such disclosure: (i) is necessary to fulfill Company's responsibilities with respect to managing any Patents; (ii) is in response to a valid order of a court or other governmental body of Canada or any political subdivision thereof; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; (iii) is otherwise required by law, or (iv) consists of OBI disclosing Confidential Information to FedDev, or any other government agency or authority.

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6.3 At the conclusion of this Agreement, each party shall either return the other's Confidential Information in its possession (including all copies) or shall, at the Disclosing Party's direction, destroy such Confidential Information (including all copies) and certify its destruction to the Disclosing Party.

6.4 In the course of performing the Project, Hospital and Investigator may collect personal information or personal health information, as those terms are defined in Canada's Personal Information Protection and Electronic Documents Act, S.C. 2000, c.5 ("PIPEDA") and Ontario's Personal Health Information Protection Act ("PHIPA") (the "Privacy Laws"), from patients/subjects. In the event that personal information or personal health information about a Study Subject (collectively "PHI") is transferred to the Company and/or OBI including their employees, authorized representatives or agents, the Company, OBI and their employees, authorized representatives and agents shall comply with the Privacy Laws and, specifically, shall not use or disclose such PHI except as expressly permitted in relevany informed consent forms or as required by law. Such PHI shall be appropriately protected against misuse by the Company and OBI and shall be retained only as long as necessary for fulfillment of the approved purpose for which it was collected. The obligations of this section shall survive the termination of this Agreement.

SECTION VII - Publications

7.1 The Hospital and the Company shall collaborate in preparing and submitting a joint publication of the results of the Project, and neither the Hospital or the Company shall publicly present, orally or in writing, any results of the Project prior to such joint publication without the consent any other party.

7.2 Notwithstanding the above, if the Hospital and the Company have an irreconcilable dispute as to the content or timing of the joint publication, or if the Hospital or the Company desires to publicly present results of the Project and any other party will not consent to such presentation, where each party has negotiated in good faith, either the Hospital or the Company may publish or present individually the results of the Project, provided however that:

(a) the Hospital or the Company intending to publish or present (the "Presenting Party") shall provide to the Hospital or the Company not intending to publish or present (the "Nonpresenting Party"), as soon as possible, but in any event at least 60 days prior to submission to a journal, editor, or other third party, copies of any proposed publication or presentation; and

(b) the Nonpresenting Party has not, within 30 days after receipt of said copies, objected in writing to such proposed presentation or proposed publication in accordance with Article 7.3 of this Agreement.

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7.3 The Nonpresenting Party may object to a proposed presentation or proposed publication of the other party on the grounds that it contains Confidential Information of the Nonpresenting Party or on the grounds that it discloses patentable subject matter relating to Project Intellectual Property. If the Nonpresenting Party makes such objection on the former ground, the Presenting Party shall ensure that its researchers remove such Confidential Information immediately from the proposed presentation or publication, after which the Presenting Party and its representatives may proceed with said presentation or publication. If the Nonpresenting Party makes an objection on the latter ground, it shall be deemed an election by the Nonpresenting Party to file a Patent pursuant to Section 3.3, and the Presenting Party shall ensure that its representatives refrain from making such publication or presentation until the earlier of: (a) the date the Nonpresenting Party has filed one or more Patents with one or more patent offices directed to such patentable subject matter, or (b) the later of the expiration of the Option Period or 90 days after receipt of such written objection from the Nonpresenting Party.

7.4 All of this Section VII shall be subject to Section 8.12 Publicity.

SECTION VIII - Miscellaneous

8.1 Government Requirements and Compliance. Each party shall comply with all federal, provincial, territorial, municipal, and other applicable laws, regulations, by-laws, rules, decrees and ordinances governing the parties and the Project, including without limitation, environmental legislation and any mitigation measures imposed by FedDev, as well as all relevant laws, regulations, standards and policies regarding research subject protection and the ethical conduct of research, including the Tri-Council Policy Statements: Ethical Conduct for Research Involving Humans.

8.2 Notices. Any notice under any of the provisions of this Agreement shall be deemed given two days after being deposited in the mail, postage prepaid, registered or certified first class mail and addressed to the applicable party at the address stated on the signature page hereof, or such other address as such party shall specify for itself by like notice to other party. All notices shall be in writing and be signed by an authorized representative. Either party may change such address by notice given to the other party in the manner set forth above. Notice shall be given to the parties at the addresses listed below:

If from Company to Hospital:

For scientific or technical issues:
The Hospital for Sick Children
Department of Psychology
Dr. Russell Schachar
555 University Ave
Toronto, Ontario M5G 1X8

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For financial issues:
The Hospital for Sick Children
Grants Management Office
555 University Ave
Toronto, Ontario M5G 1X8

For legal, intellectual property or technology transfer issues:
The Hospital for Sick Children
Director of Legal Services
555 University Ave
Toronto, Ontario M5G 1X8

If from Hospital to Company:

Neil J. Closner
110 Eglinton Avenue West. Suite 401
Toronto, Ont. M4R 1A3

8.3 Governing Law. This Agreement will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

8.4 Independent Contractors. The relationship of the parties to this Agreement shall be that of independent contractors. Each party shall maintain sole and exclusive control over its personnel and operations.

8.5 Use of Name or Endorsements. By entering into this Agreement, neither party shall be deemed to directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this Agreement or to any patent or other intellectual property license or agreement that implements this Agreement by its successors, assignees, or licensees. Neither party shall in any way state or imply that this Agreement is an endorsement of any such product or service by the other party. Neither party shall be authorized to use the name(s) and/or logo(s) of the other party for publicity and marketing without the written consent of such party.

8.6 Reasonable Consent. Whenever a party's consent or permission is required under this Agreement, such consent or permission shall not be unreasonably withheld.

8.7 Dispute Resolution. All disputes arising out of or relating to this Agreement shall be resolved using the following procedure:

(a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly between officials who have authority to settle the controversy.

(b) Mediation. If the matter had not been resolved by negotiation within 30 days, the parties shall then attempt in good faith to settle the dispute by mediation.

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(c) Arbitration. If the matter had not been resolved by mediation within 90 days of the initiation of such procedure, or if either party did not wish to participate in a mediation, the dispute shall then be settled by arbitration in accordance with Ontario's Arbitration Act, 1991.

(d) Location. The parties agree that any mediation or arbitration shall be held in a mutually convenient location.

8.8 Records and Audits.

(a) The parties will maintain proper and accurate accounts and records in relation to the Project for at least six (6) years after the Date of Completion (as defined in the Contribution Agreement), and will maintain a copy of all records relating to the Project in a location in Southern Ontario. Such records shall include, without limitation:

i)
Invoices, which should include details of what is being invoiced (product/service), and clear information on what created the value shown on the invoice (e.g. product specificationss, itemized breakdowns, etc);

ii)	Pay stubs, which should align with expenses/contributions appropriately;

iii)	Bank records evidencing payment;

iv)	Third party proof of payment;

v)	Project activity tracking documents. E.g. reports generated by project management software;

vi)	Accounting / financial records;

vii)	Delivery slips demonstrating receipt of goods; and

viii)	Relevant photographs.

(b) The parties agree and acknowledge that FedDev and/or the Auditor General of Canada may have access to all accounts and records of the Project (including those of agents and third party contractors) and audit, or cause to have audited, such accounts and records as per Subsection 7.9 of the Contribution Agreement.

(c) The parties agree and acknowledge that FedDev may make site visits and access all records or documents relating to the Project in order to monitor and evaluate the Project in accordance with Section 7 and Subsection 11.3 of the Contribution Agreement.

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(d) The Hospital and Company will provide OBI with progress reports on a quarterly basis no later than the 15th business day following the end of each quarter - March 31, June 30, September 30, and December 31, of each year, based on Annex 4 of the Contribution Agreement (Exhibit D of this Agreement) during the course of the Project in order for OBI to meet its obligation to send progress reports to FedDev no later than the 20th business day following the end of the quarter to which the report relates. The Hospital and Company will provide OBI with a final report no later than the two months following the end of the final quarter of the Project, March 31,2014, based on Annex 5 of the Contribution Agreement (Exhibit E of this Agreement) in order for OBI to meet its obligation to send progress reports to FedDev. The Hospital and the Company must both sign each progress report required by this Section.

(e) The Hospital and the Company will provide a financial report outlining all costs incurred and the amount of the Company's Contribution no later than ninety (90) days after the end of each fiscal year ending March 31. The Hospital will be responsible for reporting all costs incurred that are covered by the Financial Contribution and the Company will be responsible for reporting the amount and value of the Company's Contribution.

8.9 Insurance. The Hospital shall maintain for the duration of the Project general liability insurance and property damage insurance in amounts consistent with the scope and investments of the Project conducted at the Hospital's location, and will include no less than $2,000,000 for general liability insurance. The Hospital will provide endorsements on the property damage insurance naming "Her Majesty the Queen in Right of Canada" as "co-loss payee" and OBI as their interest may appear and endorsements to the liability insurance naming "Her majesty the Queen in Right of Canada" and OBI each as "additional insured". The parties acknowledge and understand that the Hospital's general liability insurance does not cover the clinical activities of physicians, including the Investigator. The parties agree that in the event that any claim arises from the clinical activities of the Investigator, their sole recourse will be against the Investigator. The Investigator will be independently responsible for maintaining coverage through the Canadian Medical Protective Association during the term of this Agreement.

8.10 Tendering. The Hospital will adhere to its applicable tendering and acquisition policies for the purposes of the Project.

8.11 Change of Control. The Company will provide prior notice to the Hospital and OBI at least 15 days prior to the implementation of any Change of Control (as defined in the Contribution Agreement), providing OBI the right, at its sole discretion, to terminate this Collaboration Agreement if such event occurs.

8.12 Publicity. The parties acknowledge that all announcements, ceremonies, and other communications activities related to the Project shall be consistent with the provisions of Section 9 of the Contribution Agreement. Specifically, in this context, the parties will:

a. acknowledge OBI and Her Majesty's participation;

b. agree to public announcements of the Project by or on behalf of the Minister in the form of a news release;

c. maintain confidentiality of this Agreement until the Minister informs the parties of the date of the public announcement;

d. agree to the participation of the Minister to any announcement event of the Project organized by the parties and ensure that the event takes place at a mutually agreeable date;

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e. agree to a media/public event upon the completion of the Project with the Minister at a mutually agreeable venue, time, and date; and

f. agree to display promotional material provided by the Minister.

8.13 Funding to OBI Terminated. Notwithstanding any other term of this Agreement, OBI may terminate this Agreement immediately or any time during in the event that FedDev or the Ontario Provincial Government or any agency or subdivision thereof at any time suspends, revokes or terminates funding to OBI in whole or in part or indicates its intention to do so and OBI is then unable or anticipates that it will in the future be unable to provide its contributions, or satisfy any obligations, contemplated by this Agreement. In such instance OBI will meet its obligation to dispurse funds received from FedDev for already incurred expenses, but will be released from all of its forward obligations and will not be liable for any damages arising from any failure to fund.

8.14 Limitation of Liability. In no event shall OBI be liable to another party hereto for any special, indirect, incidental, consequential, or punitive damages of any kind or nature whatsoever, including loss of profits or revenue, howsoever caused, even if such damages are foreseeable or such party has been advised of the possibility of such damages. Furthermore, OBI's total liability to another party hereto in the aggregate for any and all claims arising out of or in any connection with this Agreement, with respect to any expense, damage, loss, injury, or liability of any kind or nature whatsoever, regardless of the form of action or theory of liability (including for breach of contract, tort, negligence, by statute or otherwise) will be limited to the total amount of funds actually disbursed by OBI under this Agreement. Noteithstanding the foregoing, the limitation of liability set forth in this section will not apply to any damage, claim, expense, loss, injury or liability caused by OBI's gross negligence or intentional misconduct.

8.15 Overpayment or Non-entitlement. Where, for any reason, the Hospital or the Company is not entitled to all or part of the Financial Contribution, or the amount paid to the Hospital or the Company exceeds the amount to which they are entitled under this Project, the Financial Contribution or the amount in excess shall be recovered from the recipients. The Hospital and the Company agree to repay OBI within thirty (30) calendar days from the date of OBI's notice the amount of the Financial Contribution disbursed or the amount of the overpayment, as the case may be, together with interest calculated in accordance with the Interest and Administrative Charges Regulations, in effect on the due date, from the date of notice, until payment is received by OBI.

8.16 Counterparts and Execution bv Facsimile. This Agreement may be executed in one or more counterparts each of which when so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument. Delivery of an executed copy of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed copy of this Agreement and each party hereto undertakes to provide each other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first written above.

THE HOSPITAL FOR SICK CHILDREN:

BEHAVIOUR NEUROLOGICAL APPLICATIONS AND SOLUTIONS:

ONTARIO BRAIN INSTITUTE:

The Investigator hereby acknowledges that he has read and understands the content of this Agreement and understands the scope if his role in the Project as described in Appendix A

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EXHIBIT A; PROJECT PLAN AND BUDGET

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Project Outline

Project Name	Development of a Software Based Treatment program for Children with ADD/ADHD
Project Address	110 Eglinton Ave West Suite 401, Toronto, Ontario M4R 1A3
Total Project Cost	$ 1,623,384
Prviate Sector Investment	$ 1,132,180
FedDev Contribution	$ 491,204
Other Contribution (if any)	$0
Duration of project (months)	29 months

Not-For-Profit Partner	Hospital For Sick Children
Address	555 University Avenue, Toronto, Ontario, M5G 1X8
Role in Project	Oversee clinical study, review and report results
Cash Investment	n/a
In-kind Investment	n/a
Total Investment	$0	% of Total Budget: 0%

Private Sector Partner #1	2304101 Ontario Inc., d/b/a Behavioural Neurological Applications and Solutions ("BNAS")
Industry Sector	Healthcare software
Address	110 Eglinton Ave West Suite 401, Toronto, Ontario M4R 1A3
Role in Project	Lead commercial partner, project management, software development, IP holder
Cash Investment
In-kind Investment	$1,132,180
Total Investment	$1,132,180 million	% of Total Budget: 70%

Project Description:

(THIS ANSWERS THE "WHAT" AND "WHY" OF THE PROJECT)

-	What is the project? Describe the product/technology to be developed.

The overall objective of this undertaking is to develop the world's first comprehensive diagnosis, therapeutic and reporting software tool for the treatment of childhood ADD/ADHD. With the assistance of Dr. Russell Schachar and the Hospital for Sick Children, BNAS Inc., leveraging prior intellectual property licenced from ACE Ltd. of Hod HaSharon, Israel, hopes to design and begin marketing this offering within the next 24-30 months.

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-	What will the technology do and how will it work?

The software is intended to offer an objective diagnosis of ADD/ADHD in children, deliver a software based gaming tool for the therapeutic treatment of this condition and a comprehensive reporting engine customized for the various stakeholders.

-	Why is the project being undertaken (what need will be filled)?

Currently there is no test available on the market that objectively tests for ADD/ADHD. The process today is highly subjective and a number of various methods are utilized by physicians and therapists. Additionally, the market lacks a comprehensive, user friendly and engaging software based program for children to treat ADD/ADHD. The goal is to create a game for children that is both engaging and therapeutic.

 Economic Impact

1. How many person-months of employment are expected to be created during the project?	145
2. How many FTEs are expected to be created during the project?*	8
3. How many FTEs are expected to be created or maintained within 3 years after the project?*	20+
4. What is the expected FedDev cost per permanent job created?**	Approx. $25k
5. What is the ratio of private sector funds leveraged vs. the FedDev contribution?**	2.5:1
6. # of partnerships expected to be established between NFPs and/or PSIs and private sector enterprises during the project:	2
7. # of partnerships expected to be established between NFPs and/or PSIs and private sector enterprises within 3 years after the project:	5
8. # of innovations expected to be advanced during the project and within 3 years after the project... -# of invention disclosures: -# of patent applications:	Unclear
9. Non-manufacturing company start-ups (#): Manufacturing start-ups: Other (please describe):	1 non- manufacturin g start-up
10. What % of activities will take place in Southern Ontario?	80%
11. What % of the budget will be spent in Southern Ontario?	Over 90%

Sales Projections (during the project and for each of the 3 years following the project)

	2012	2013	2014	2015	2016	2017
Users	-	-	-	30,000	100,000	225,000

Revenues	-	-	-	$1,500,000	$5,000,000	$11,000,000

17

Budget Details
(THIS ANSWERS THE "WHAT ARE WE PAYING FOR" AND "WHEN" QUESTION)

-	Where did the numbers come from? (e.g. supporting documentation such as quotes, detailed breakdowns)

-	What costs are included within each line item? Eligibility must be determined for anticipated costs

-	How were they calculated? For example:

•	Labour and Operating = X number of people at Y salary with Z benefits; X space at Y rate, etc.

Research Assistant = 1 @ $46,350 (annual salary) with 20% benefits of $9,270
Post Doctoral Student = 1 @ $60,000 (annual salary) with 20% benefits of $12,000
Medical Advisor = 1 @ $15,504 (annual salary) with 20 % benefits of $3,100 (based on $150/hr for 2 hours per week/year)

•	Equipment = What equipment, what cost, used? New? For what duration? Usage costs or full value?

Equipment purchased for this project will include the purchase of a few new computers and some new computer tablets (i.e. iPads) and related/necessary software for employee use and for design and testing of the application on children. We are including the full value in our budget as these devices become obsolete within 2 years.

We have also included a modest budget amount for Materials and Supplies of $7,890. This will cover minor office supplies and the purchase of some third-party reports necessary for our user trials.

•	Professional Services = How many consultants for what purpose at what rate for how long;

Due to the unique nature of this project (modification and enhancements being made to proprietary software) which goes beyond the typical work conducted at HSC, a contractor(s) will be engaged to undertake the design and development of the software code/product as well as the procurement, operation and disposal of necessary hardware and software in order to complete this successfully. The total amount of the grant allocated for these purposes is projected to amount to $181,380. The direct labour portion will amount to $142,120, which is comprised of a 20% allocation of a project manager's time based on an annual salary of $90,000 plus 17% benefits and $100,000 of total software designer/programmer time at $125/hr for 33 hours per month (the actual number of hours per month will be closer to 140 hours).

18

•	Commercialization costs = description of exactly what this includes, how much... should be broken down (not grouped together) for us to determine eligibility;

There are no explicit commercialization costs included in our budget. These costs will be entirely born by BNAS.

•	Admin = what expenses does this include, how much, etc.

The only admin costs that we have included are those that are being remitted to the Ontario Brain Institute. This total amounts to $23,358.

-	Everything should be broken down into quarters and fiscal year.

19

Milestones and Activities

The estimation of the cost for each milestone is exceedingly difficult to arrive at given the variables that we may encounter during this project. We have estimated to the best of our ability but please understand that there is no way to do this with exact figures.

Milestone/deliverable (what will be delivered once the activity(ies) is/are done?)	Activities (What will be done?)	Objective/Purpose (Why do it? How does it relate to theultimate project goal?)	Start Date	End Date	Cost (Milestone/ deliverable level)	Parties Executing each Activity	Level of Completion (%)	Are you on schedule? (Yes/No)
Feasibility and Efficacy Study on original Intelligym™	-Establishment of project road map -Design efficacy study parameters -Procurere quired equipement(software/hardware) -hire post doc student and research assistant
Before designing anything new we must adequately understand the limitations of the existing platform. To do this we must undertake a careful study of the existing system with a cohort of our target demographic
			Dec. 2011	May 2012	FedDev: $70,332 BNAS: $265,308	HSC BNAS

Planning the development phase of a new Intelligym™ Including determination of appropriate tasks, cognitive mapping,	Task mapping matrix and translation documentation Completion of Alpha of new Intelligym™	Intensive design/development phase for new program. Will involve physicians, computer programmers, software engineers and game developers.	May 2012	December 2012	FedDev: $144,180 BNAS: $204,361	HSC BNAS

Development of user interface and beta population assembly.	Design active game play elements of new Intelligym™ Enroll beta population for testing of new Intelligym™	Once the cognitive elements are in place it is crucial that we design a game that children will "want" to play	Nov. 1 2012	June 2013	FedDev: $90,259 BNAS: $193,538	HSC BNAS

Undertake a 60 person randomized clinical trial on new version of Intelligym™	First step of validation of new product using new game vs. placebo	Test new product for efficacy	June 2013	Sept 2013	FedDev: $70,972 BNAS: $189,931	HSC BNAS

Undertake another 100 person trial to test the effectiveness of the new product vs. control group	Validate the product again a control group that is interacting with another type of computer video game	Test new product for effectiveness	October 2013	January 2014	FedDev: $52,479 BNAS: $151,223	HSC BNAS

Final modifications and release of Intelligym™ li (final version)	Complete product	Project Completion	January 2014	March 2014	FedDev: $39,636 BNAS: $127,823	BNAS

20

Project Budget and Timing

	Total Project
	FedDev - to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	34,884	-		34,884
Benefits	6,977			6,977
Post Doc Psychologist	115,000	-		115,000
Benefits	23,000			23,000
Research Assistant	88,838	-		88,838
Benefits	17,768			17,768
Project Manager	-	144,000		144,000
Benefits		24,480		24,480
Product Lead	-	170,000		170,000
Benefits		28,900		28,900
Developers/Software engineering	-	440,000		440,000
Benefits		74,800		74,800
Minor & Non Capital Acquisitions	16,500	-		16,500
Materials and Supplies	7,890			7,890
Professional Services/Professional Fees	156,990	-		156,990

Access to Intelligym Development Platform		250,000		250,000

Administrative (goes to OBI)		-	23,358	23,358
Total	467,846	1,132,180	23,358	1,623,384

	FedDev Cash to SK	BNAS In-kind	FedDev to OBI	Total
2012 total	52,341	250,000	2,617	304,958
2013 total	216,433	335,790	10,822	563,045
2014 total	199,072	546,390	9,920	755,381
Project Total	467,846	1,132,180	23,358	1,623,384

Professional Services/Professional Fees	Project Manager (20% of $90k/yr salary plus 17% benefits billed to project). $100k of software development 33 hours billed at $125/hr per month.

Minor & Non Capital Acquisitions	Laptops/tablets and software

Materials and Supplies	Misc supplies as needed

21

Project Budget and Timing

	Dec 2011-March 2012
	Fed Dev -	BNAS	Fed Dev to
	to SK	(Ontario)	OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	5,168			5,168
Benefits	1,034			1,034
Post Doc Psychologist	-			-
Benefits				-
Research Assistant	-			-
Benefits				-
Project Manager		-		-
Benefits				-
Product Lead		-		-
Benefits				-
Developers/Software engineering				-
Benefits				-
Minor & Non Capital Acquisitions	8,639			8,639
Materials and Supplies	-			-
Professional Services/Professional Fees	37,500			37,500
Access to Intelligym Development Platform		250,000		250,000
Administrative (goes to OBI)			2,617	2,617
Total	52,341	250,000	2,617	304,958

	Total Contributions
2012 total	FedDev	491,204
2013 total	BNAS	1,132,180
2014 total	Total	1,623,384
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions

Materials and Supplies

22

Project Budget and Timing

	April-June 2012
	Fed Dev - to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876			3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering				-
Benefits				-
Minor & Non Capital Acquisitions	1,465			1,465
Materials and Supplies	986			986
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,697	2,697
Total	53,944	45,923	2,697	102,564

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions
Materials and Supplies

23

Project Budget and Timing

	July-Sept 2012
	FedDev -	BNAS	FedDev to
	to SK	(Ontario)	OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876			3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		25,000		25,000
Benefits		4,250		4,250
Minor & Non Capital Acquisitions	1,465			1,465
Materials and Supplies	986			986
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,697	2,697
Total	53,944	75,173	2,697	131,814

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions

Materials and Supplies

24

Project Budget and Timing

	Oct-Dec 2012
	FedDev- to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876		-	3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		45,000		45,000
Benefits		7,650		7,650
Minor & Non Capital Acquisitions	1,465			1,465
Materials and Supplies	1,315			1,315
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,714	2,714
Total	54,273	98,573	2,714	155,559

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions

Materials and Supplies

25

Project Budget and Timing

	Jan-March 2013
	FedDev-to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876			3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		60,000		60,000
Benefits		10,200		10,200
Minor & Non Capital Acquisitions	1,465			1,465
Materials and Supplies	1,315			1,315
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,714	2,714
Total	54,273	116,123	2,714	173,109

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions
Materials and Supplies

26

Project Budget and Timing

	April-June 2013
	FedDev - to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876			3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		60,000		60,000
Benefits		10,200		10,200
Minor & Non Capital Acquisitions	1,500			1,500
Materials and Supplies	986			986
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,699	2,699
Total	53,979	116,123	2,699	172,800

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions
Materials and Supplies

27

Project Budget and Timing

	July-Sept 2013
	FedDev - to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876	-	-	3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		90,000		90,000
Benefits		15,300		15,300
Minor & Non Capital Acquisitions	500			500
Materials and Supplies	986			986
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,649	2,649
Total	52,979	151,223	2,649	206,850

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions
Materials and Supplies

28

Project Budget and Timing

	Oct-Dec 2013
	FedDev- to SK	BNAS (Ontario)	FedDev to OBI
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	3,876			3,876
Benefits	775			775
Post Doc Psychologist	15,000			15,000
Benefits	3,000			3,000
Research Assistant	11,588			11,588
Benefits	2,318			2,318
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		90,000		90,000
Benefits		15,300		15,300
Minor & Non Capital Acquisitions	-			-
Materials and Supplies	986			986
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform				-
Administrative (goes to OBI)			2,624	2,624
Total	52,479	151,223	2,624	206,325

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions
Materials and Supplies

Project Budget and Timing

	Jan-March 2014
	FedDev - to SK	BNAS (Ontario)
	Cash	In-kind	Cash	Total
Direct Labour
Medical Advisor Salary	2,584			2,584
Benefits	517			517
Post Doc Psychologist	10,000			10,000
Benefits	2,000			2,000
Research Assistant	7,725			7,725
Benefits	1,545			1,545
Project Manager		18,000		18,000
Benefits		3,060		3,060
Product Lead		21,250		21,250
Benefits		3,613		3,613
Developers/Software engineering		70,000		70,000
Benefits		11,900		11,900
Minor & Non Capital Acquisitions	-			-
Materials and Supplies	329			329
Professional Services/Professional Fees	14,936			14,936
Access to Intelligym Development Platform	-			-
Administrative (goes to OBI)			1,948	1,948
Total	39,636	127,823	1,948	169,406

2012 total
2013 total
2014 total
Project Total

Professional Services/Professional Fees

Minor & Non Capital Acquisitions
Materials and Supplies

29

EXHIBIT B: CLAIM STATEMENT FORM

30

ONTARIO BRAIN INSTITUTE	TECHNOLOGY DEVELOPMENT PROGRAM Project Cost Statement	Period from: Discover Deliver Period to:	mm/dd/yyyy mm/dd/yyyy

Converge Discover Deliver
Project Information:
Project Name:
Project Number:
Address:
City/Pro vince/Postal Code

Claim Information:
Data of Invoice	Cost Category:	Payment Description:	Sub-total ($)	HST (13%)	Total Amount ($)
Not-for-profit Expenses

Industry Expenses/Contributlons

31

Not-for-profit Total Claim:	$0.00
For-profit Total Expenses/Contributlons	$0.00

Notes:

Additional Information: Additional Payment Deicripticn/ Information can be written here

Signed:______________________________
Authorized Signatory (Not for Profit)

Date:________________________________

Signed:______________________________
Authorized Signatory (Industry)

Date:________________________________

Signed:______________________________
Authorized Signatory (Ontario Brain Institute)

Date:________________________________

32

EXHIBIT C: ATTESTATION FORM

33

ONTARIO BRAIN INSTITUTE	LABOUR ATTESTATION FORM (Not-for-profit)
Converge. Discover. Deliver.

Project Number:

This letter is provided to confirm that salanes/wages claimed under Claim #_____ for the following individuals have been incurred and paid specific to the project and that the individuals noted below have spent the claimed time solely on the project acti

All expenses claimed have not been reimbursed under any other reimbursement programs be it: Private, Federal, Provincial or other

Employee Name	Penod From	Period To	Hourly Rate	Hours Worked	Wages Claimed	Benefits*	Total Amount	Employee Activities
					$0, 00		$0 00
					$0 00		$0.00
					$0.00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					$0, 00		$0,00
					$0 00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					Subtotals	$0.00	$0 00	$0.001

* Payroll Fringe Benefits includes employer's share of El, WSIB, health benefits, and other eligible benefits, to a maximum of 20% of gross wages.

Authorized Official	Name	Date
Titile

34

ONTARIO BRAIN INSTITUTE	LABOUR ATTESTATION FORM (Industry Partner)
Converge. Discover. Deliver.

Project Number:

This letter is provided to confirm that salanes/wages claimed under Claim #_____ for the following individuals have been incurred and paid specific to the project and that the individuals noted below have spent the claimed time solely on the project acti

All expenses claimed have not been reimbursed under any other reimbursement programs be it: Private, Federal, Provincial or other

Employee Name	Penod From	Period To	Hourly Rate	Hours Worked	Wages Claimed	Benefits*	Total Amount	Employee Activities
					$0, 00		$0 00
					$0 00		$0.00
					$0.00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					$0, 00		$0,00
					$0 00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					$0 00		$0 00
					Subtotals	$0.00	$0 00	$0.001

Authorized Official	Name	Date
Titile

35

EXHIBIT D: QUARTERLY PROGRESS REPORT FORM

Quarterly Reporting Template and Milestones and Activities

TECHNOLOGY DEVELOPMENT PROGRAM

QUARTERLY PROGRESS REPORT

Incorporating the "Major Activity Areas" and "Expected Results of the Project" sections of Annex 1 - Statement of Work, the Recipient will report quarterly to the Minister on the progress of the Project, including a percentage of completion for each sub-section within Annex 1 - Statement of Work.

Report for the period: __________________________ to_________________________

Recipient:	«Legal Name»
Project Number:	«CMIS_End_Proj No
» Project Location:	«Project Location»

MAJOR ACTIVITY AREAS

	Activity Milestones	Percent Complete	On Schedule

(Y/N) A)

B)

C)

D)

E)

F)

G)

If you have answered that any of your Activities are not on schedule, please explain why and offer a proposed new completion date for that Activity(ies)

36

EXPECTED RESULTS OF THE PROJECT

As per the list of expected results in Annex 1 - Statement of Work, please comment on the following:

1.	$ value of investments (direct expenditures) in the project by source (e.g., federal contribution vs funds leveraged from private sector and other sources)

2.	# of partnerships established between NFPs and/or PSIs and private sector enterprises by census division

3.	# of partnerships established between NFPs and/or PSIs and private sector enterprises by sector (NAICS code)

4.	# of innovations advanced (i.e., # of invention disclosures, # of patent applications)

5.	# of person months of employment (both temporary and permanent) created or maintained as a result of TDP funding

6.	Total value of sales resulting from innovations developed

7.	# of contributions/loans leveraged by TDP-supported collaborations (e.g., private sector, other non-government funding)

8.	$ value of contributions/loans leveraged by TDP-supported collaborations (e.g., private sector, other non-government funding)

Please answer the following with each report:	Yes	No	Unsure

1. Will the Project be complete by [insert date]?	______	______	______

2. Are all aspects of spending on schedule?	______	______	______

3. Is there a revised cost forecast?	______	______	______

4. Would a meeting with a Program Officer be beneficial now?	______	______	______

Signature _________________________________________________________	Date _____________________________

37

EXHIBIT E: FINAL PROGRESS REPORT FORM

TECHNOLOGY DEVELOPMENT PROGRAM FORMS OF FINAL REPORT AND FINAL
CERTIFICATE
FINAL REPORT

Upon completion of the Project, please provide a final summary report of the purpose, objectives and benefits, and the results as compared to the information contained in Annex 1 - Statement of Work. The written report should also include information pertaining to the following points:

•
How has the Project significantly contributed to the development of a globally competitive market- ready technology that has the potential to develop opportunities for businesses and/or benefits to an industry sector, business network, value chain, community or region in southern Ontario

•	Describe the financial impact as well as economic and other benefits and measurables as a result of the Project (e.g. project sales, market share, etc.)
•	Describe the potential application of the Project Intellectual Property
•	Describe measures that have been or will be taken to ensure that any Project Intellectual Property will provide continuing benefits for Southern Ontario
•	If not yet commercialized, describe how the Project has brought the technology closer to commercialization; discuss the remaining steps to commercialization
•	Will there be future collaborations between the Recipient and the Collaborator(s) in the immediate future or in the long term?
•	Will the Recipient or the Collaborator(s) seek collaboration(s) with other parties in a similar manner in the immediate future or in the long term?
•	Discuss the impact that the Project has on the strategic direction of the Recipient and the Collaborator(s)
•
Provide a summary of the first 3 years of the number of person months of employment that has been created or maintained during the Project and the number of long-term jobs (FTEs) to be created as a result of the project

•	Comment on unexpected results, hurdles and considerations
•	Is there a potential for future projects to be created as a result of this project?
•	Provide the aggregate results based on the Major Activity Areas and Expected Results of the Project, which were reflected in the Quarterly Progress Reports
•	Provide any other details or items of interest regarding the Project.

38

Recipient Name:

FINAL CERTIFICATE
Application # Project#:

1.	The Project was completed on ___ (Date)

2.	Has the Project been successfully completed in accordance with the Statement of Work in Annex 1 of the Contribution Agreement? Yes__ No __

3.	Have all costs claimed been paid to the suppliers? Yes If no, please provide details: No __

4.	Have all costs been claimed at actual arm's length cost or at fair market value, net of any refunds or other consideration provided by any supplier? Yes__ No__

5.	Are there any present or potential liens or claims known to you, which could put the ownership of Project assets at risk? Yes__ No __

If yes, who is this party?-------------------------

6.	Is the Project in compliance with environment protection measures, which satisfy the requirements of all regulatory bodies of appropriate jurisdiction? Yes__ No__

7.	Have all special and general conditions stated in the Contribution Agreement been satisfied? Yes__ No__

8.	Have you disposed of, leased to other parties or ceased to use in the operation any Project assets? Yes__ No__

If	yes, please describe: __

9.	Is a final itemized statement of all Project Eligible Costs attached? Yes__ No__

10.	Is a final statement of all Project costs attached? Yes__ No__

11.	Is a statement of all funding applied to this Project, including the total government funding received, attached? Yes__ No__

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Behavioural Neurological Applications and Solutions
Humanity Together with Technology
100 College Street, Suite 213
Toronto, ON M5G 1L5
July 3, 2014
Hospital for Sick Children
Industry Partnerships & Commercialization
Attention Heidi Falckh
Peter Gilgan Centre for Learning and Research, 3rd Floor
686 Bay Street
Toronto, ON MSG OA4

Re: Notice of Exercise of Option

This letter shall serve as the Option Exercise Notice as defined under Section IV- Grant Rights in the Collaboration Agreement among the Ontario Brain Institute, The Hospital for Sick Children and Behavioural Neurological Applications and Solutions Inc. which is dated as of December 8, 2011and amended on July 3, 2014.

Sincerely,
Scott L. Woodrow, CEO
Behavioural Neurological Applications and Solutions Inc.
scott@ehave.net
(416) 435-9112

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